Exhibit 13.2

Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350 as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Paul Ditchburn, the Chief Financial Officer of Brooge Energy Limited (the “Company”), hereby certify, that, to my knowledge:

1.	The Company’s Annual Report on Form 20-F for the years ended December 31, 2018, December 31, 2019, December 31, 2020, December 31, 2021, December 31, 2022 and unaudited Interim Condensed Financial Statements for June 30, 2022 (the “Reports”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Reports fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 2, 2023

/s/ Paul Ditchburn
Name:	Paul Ditchburn
Title:	Chief Financial Officer